Exhibit 99

Paramount

EARNINGS PRESS RELEASE | November 2, 2022

PARAMOUNT REPORTS Q3 2022 EARNINGS RESULTS

★ **Paramount+ Added 4.6M Subscribers and Grew Revenue 95%**
- Total Global Direct-to-Consumer (DTC) Subscribers Rose to Nearly 67M

★ **Pluto TV Maintained its Lead as the #1 Free Ad-Supported Streaming TV Service In the U.S.**
- Reached 72M Monthly Active Users (MAUs) Globally
- Grew Global Total Viewing Hours Strong Double Digits Year-Over-Year

★ **Paramount Pictures Extended its Impressive Theatrical Run in 2022**
- *Smile* Delivered the Studio's Sixth #1 Film Year-to-Date
- *Top Gun: Maverick* Became the #5 Domestic Movie of All Time

★ **Affiliate & Subscription and Theatrical Revenue Strength Drove 5% Increase in Total Company Revenue**
- Affiliate & Subscription Revenue Grew 8%, Including 59% Growth in DTC Subscription Revenue
- Theatrical Revenue Increased 245%
- Advertising Revenue Declined 2%, Reflecting Macroeconomic Headwinds

STATEMENT FROM BOB BAKISH, PRESIDENT & CEO

"In the third quarter, Paramount continued to execute on our differentiated strategy, anchored by our broad range of popular content, our diverse portfolio of platforms, and our truly global operating reach. That strategy continued to drive growth in subscriptions across our streaming platforms with Paramount+ adding 4.6M subscribers. Paramount Pictures also extended its stellar run with its sixth #1 film in 2022. Looking forward, we couldn't be more excited about the array of sensational content coming to Paramount+ in the fourth quarter, as well as the launch of the service in France, Germany, Austria and Switzerland."

$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS	Three Months Ended September 30			Nine Months Ended September 30		
GAAP	2022	2021	B/(W)%	2022	2021	B/(W)%
Revenue	$ 6,916	$ 6,610	5 %	$ 22,023	$ 20,586	7 %
• TV Media	4,948	5,220	(5)%	15,849	16,432	(4)%
• Direct-to-Consumer	1,226	890	38 %	3,508	2,255	56 %
• Filmed Entertainment	783	530	48 %	2,770	1,993	39 %
• Eliminations	(41)	(30)	(37)%	(104)	(94)	(11)%
Operating income	$ 566	$ 879	(36)%	$ 2,160	$ 3,633	(41)%
Diluted EPS from continuing operations attributable to Paramount	$ .21	$ .69	(70)%	$ 1.32	$ 3.62	(64)%
Non-GAAP†						
Adjusted OIBDA	$ 786	$ 1,020	(23)%	$ 2,662	$ 3,887	(32)%
Adjusted diluted EPS from continuing operations attributable to Paramount	$ .39	$ .76	(49)%	$ 1.63	$ 3.23	(50)%

† Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*During 4Q20, Paramount entered into an agreement to sell Simon & Schuster. Simon & Schuster has been presented as a discontinued operation in the company's consolidated financial statements for all periods.

Q3 2022 EARNINGS – SEGMENTS

Paramount

DIRECT-TO-CONSUMER

Q3 HIGHLIGHTS

- Global DTC subscribers rose to nearly 67M.
  - Reflects the addition of 4.7M DTC subscribers.
  - Paramount+ subscribers grew to 46M, which reflects the addition of 4.6M subscribers and the removal of 1.9M Paramount+ subscribers, following the launch of SkyShowtime to replace Paramount+ in the Nordics.
    - Paramount+ was the #1 streaming service in the U.S. in sign-ups and gross subscriber additions year-to-date according to Antenna's September 2022 Report.
    - Paramount+ subscriber growth was driven by launches in international markets as well as the start of the NFL season, UEFA Champions League, and the launch of the Walmart+ partnership.
  - Internationally, *HALO* and *Yellowstone* were top acquisition drivers for the service and in Latin America, the English Premier League drove strong sign-ups.
  - *Top Gun: Maverick* to stream on Paramount+ by the end of the year.
- Pluto TV maintained its lead as the #1 free ad-supported streaming TV service in the U.S.
  - Pluto TV became the first free ad-supported streaming TV service to represent a significant enough portion of TV viewing to be named in Nielsen's monthly TV viewing Gauge report.
  - Grew total global viewing hours strong double-digits year-over-year.

Q3 FINANCIALS

- DTC revenue increased 38% year-over-year.
  - Subscription revenue grew 59% year-over-year to $863M, principally reflecting paid subscriber growth on Paramount+.
  - Advertising revenue rose 4% year-over-year.
  - Paramount+ revenue grew 95% year-over-year.
- Adjusted OIBDA decreased $145M year-over-year, reflecting investments in content, marketing and international expansion.

Paramount+ | SHOWTIME OTT | pluto tv | BET+ | noggin

NFL


Beavis and Butt-Head
1883

GLOBAL DTC REVENUE ↑38% YOY

DTC SUBSCRIPTION REVENUE ↑59% YOY

Paramount+

GLOBAL SUBSCRIBERS +4.6M QOQ

REVENUE GROWTH ↑95% YOY

$ IN MILLIONS	Three Months Ended September 30				Nine Months Ended September 30			
	2022	2021	$ B/(W) %		2022	2021	$ B/(W) %	
Revenue	$ 1,226	$ 890	$ 336	38 %	$ 3,508	$ 2,255	$ 1,253	56 %
• Advertising	363	348	15	4	1,073	857	216	25
• Subscription	863	542	321	59	2,435	1,398	1,037	74
Expenses	1,569	1,088	(481)	(44)	4,752	2,745	(2,007)	(73)
Adjusted OIBDA	$ (343)	$ (198)	$ (145)	(73)%	$ (1,244)	$ (490)	$ (754)	(154)%

2

Q3 2022 EARNINGS – SEGMENTS

TV MEDIA

Q3 HIGHLIGHTS

- CBS had a strong start to the fall season, including:
  - Top three new series — *Fire Country*, *East New York* and *So Help Me Todd.*
  - 7 of the top 10 entertainment shows.
  - The #1 spot in Late Night and Daytime across broadcast networks.
  - The top 4 comedies with *Young Sheldon*, *Ghosts*, *The Neighborhood* and *Bob Hearts Abishola.*
- Paramount's family of cable networks continued to grow share year-over-year.
  - Adult cable series on Paramount networks accounted for 5 of the top 10 among audiences P18-34.
  - Kids cable series on Nickelodeon accounted for 9 of the top 10 among audiences P2-11.
- Increased share of viewing year-over-year in a number of international markets, including Chile (Chilevision) and Australia (Network 10).

Q3 FINANCIALS

- Revenue declined 5% year-over-year.
  - Advertising revenue decreased 3% year-over-year, as increases from political advertising and pricing only partially offset the impact from lower impressions and FX.
  - Affiliate and subscription revenue declined 5% year-over-year, as rate increases only partially offset net pay television subscriber declines, and we restructured certain international affiliate agreements, which resulted in a shift of revenue from our pay television services to our DTC services.
  - Licensing and other revenue declined 9% year-over-year driven by the comparison against several significant domestic licensing arrangements in the prior year.
- Adjusted OIBDA decreased 11% year-over-year, driven by the decline in affiliate and subscription revenue and lower profits from content licensing.


Ghosts
Fire Country


nickelodeon
9 OF THE TOP 10 KIDS CABLE SERIES
Among P2-11


CBS
TOP 3 NEW SERIES IN THE NEW FALL SEASON
FIRE COUNTRY
EAST NEW YORK
SO HELP ME TODD
7 OF THE TOP 10 ENTERTAINMENT SHOWS
#1 IN LATE NIGHT & DAYTIME
ACROSS BROADCAST NETWORKS
TOP 4 COMEDIES
Young Sheldon, Ghosts, The Neighborhood, Bob Hearts Abishola

Source: Nielsen Media Research

$ IN MILLIONS	Three Months Ended September 30				Nine Months Ended September 30			
	2022	2021	$ B/(W)	%	2022	2021	$ B/(W)	%
Revenue	$ 4,948	$ 5,220	$ (272)	(5)%	$ 15,849	$ 16,432	$ (583)	(4)%
• Advertising	1,973	2,039	(66)	(3)	6,668	7,230	(562)	(8)
• Affiliate and subscription	2,000	2,108	(108)	(5)	6,156	6,303	(147)	(2)
• Licensing and other	975	1,073	(98)	(9)	3,025	2,899	126	4
Expenses	3,717	3,835	118	3	11,694	11,778	84	1
Adjusted OIBDA	$ 1,231	$ 1,385	$ (154)	(11)%	$ 4,155	$ 4,654	$ (499)	(11)%

3

Q3 2022 EARNINGS – SEGMENTS

Paramount

FILMED ENTERTAINMENT

Q3 HIGHLIGHTS

- Paramount Pictures achieved its sixth #1 box office film of the year with horror thriller *Smile*.
- *Top Gun: Maverick* became the #1 best-selling digital sell-through title in the U.S. in its first week of release.

Q3 FINANCIALS

- Revenue grew 48% year-over-year, led by the success of *Top Gun: Maverick* at the box office and in the digital home entertainment market.
- Adjusted OIBDA increased $65M in the quarter, reflecting the strong performance of *Top Gun: Maverick*.

Paramount Pictures

nickelodeon STUDIO

FILMED ENTERTAINMENT REVENUE
+48%
YOY

6
#1 BOX OFFICE HITS
IN 2022


Smile


Top Gun: Maverick

$ IN MILLIONS	Three Months Ended September 30				Nine Months Ended September 30			
	2022	2021	$ B/(W)	%	2022	2021	$ B/(W)	%
Revenue	$ 783	$ 530	$ 253	48 %	$ 2,770	$ 1,993	$ 777	39 %
• Advertising	3	2	1	50	17	14	3	21
• Theatrical	231	67	164	245	1,126	202	924	457
• Licensing and other	549	461	88	19	1,627	1,777	(150)	(8)
Expenses	742	554	(188)	(34)	2,585	1,786	(799)	(45)
Adjusted OIBDA	$ 41	$ (24)	$ 65	n/m	$ 185	$ 207	$ (22)	(11)%

n/m - not meaningful

BALANCE SHEET & LIQUIDITY

- As of September 30, 2022, the company had $3.4B of cash on its balance sheet and a committed $3.5B revolving credit facility that remains undrawn.

$3.4B
CASH ON BALANCE SHEET

$3.5B
UNDRAWN REVOLVING CREDIT FACILITY

4

Paramount

CBS | SHOWTIME | Paramount Pictures | nickelodeon | MTV | COMEDY CENTRAL | BET | Paramount+ | pluto tv | Simon & Schuster | 5 | 10 | telefe | colors

ABOUT PARAMOUNT

Paramount (NASDAQ: PARA; PARAA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the U.S. television audience and boasts one of the industry's most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, Paramount provides powerful capabilities in production, distribution and advertising solutions.

For more information about Paramount, please visit www.paramount.com and follow @ParamountCo on social platforms.

PARA-IR



CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will," "may," "could," "estimate" or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming initiatives; changes in consumer behavior, as well as evolving technologies, distribution platforms and packaging; the impact on our advertising revenues as a result of changes in consumer viewership, advertising market conditions and deficiencies in audience measurement; our ability to maintain attractive brands and our reputation, and to offer popular programming and other content; increased costs for content and other rights; competition for talent, content, audiences, subscribers, advertising and distribution; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; risks related to our ongoing investments in new businesses, products, services and technologies, through acquisitions and other strategic initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; the impact of COVID-19 and other pandemics and measures taken in response thereto; domestic and global political, economic and regulatory factors affecting our businesses generally; liabilities related to discontinued operations and former businesses; the loss of existing or inability to hire new key employees or secure creative talent; strikes and other union activity; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

5

CONTACTS PRESS INVESTOR Justin Dini Executive vice president corporate communications (212) 846-2724 justin.dini@paramount.com peter Collins vice president corporate communications (917) 826-4182 peter.collins@paramount.com Anthony diclemente Executive vice president

Q3 2022 EARNINGS – FINANCIAL STATEMENTS
Paramount

PARAMOUNT GLOBAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30	
	2022	2021	2022	2021
Revenues	$ 6,916	$ 6,610	$ 22,023	$ 20,586
Costs and expenses:				
Operating	4,460	4,064	14,362	12,292
Selling, general and administrative	1,670	1,526	4,999	4,407
Depreciation and amortization	92	95	282	289
Restructuring and other corporate matters	169	46	276	81
Total costs and expenses	6,391	5,731	19,919	17,069
Net gain on dispositions	41	—	56	116
Operating income	566	879	2,160	3,633
Interest expense	(231)	(243)	(701)	(745)
Interest income	33	11	73	37
Net gains (losses) from investments	(9)	(5)	(9)	47
Loss on extinguishment of debt	—	—	(120)	(128)
Other items, net	(36)	(26)	(91)	(55)
Earnings from continuing operations before income taxes and equity in loss of investee companies	323	616	1,312	2,789
Provision for income taxes	(101)	(120)	(264)	(312)
Equity in loss of investee companies, net of tax	(58)	(18)	(124)	(80)
Net earnings from continuing operations	164	478	924	2,397
Net earnings from discontinued operations, net of tax	78	73	181	126
Net earnings (Paramount and noncontrolling interests)	242	551	1,105	2,523
Net earnings attributable to noncontrolling interests	(11)	(13)	(22)	(38)
Net earnings attributable to Paramount	$ 231	$ 538	$ 1,083	$ 2,485
Amounts attributable to Paramount:				
Net earnings from continuing operations	$ 153	$ 465	$ 902	$ 2,359
Net earnings from discontinued operations, net of tax	78	73	181	126
Net earnings attributable to Paramount	$ 231	$ 538	$ 1,083	$ 2,485
Basic net earnings per common share attributable to Paramount:				
Net earnings from continuing operations	$ .21	$ .70	$ 1.32	$ 3.65
Net earnings from discontinued operations	$ .12	$ .11	$ .28	$ .20
Net earnings	$ .33	$ .81	$ 1.60	$ 3.85
Diluted net earnings per common share attributable to Paramount: [(a)]				
Net earnings from continuing operations	$ .21	$ .69	$ 1.32	$ 3.62
Net earnings from discontinued operations	$ .12	$ .11	$ .28	$ .20
Net earnings	$ .33	$ .80	$ 1.60	$ 3.81
Weighted average number of common shares outstanding:				
Basic	649	646	649	638
Diluted	650	651	650	644

(a) Diluted net earnings per common share ("EPS") for the three and nine months ended September 30, 2022 and 2021, excludes the effect of the assumed conversion of our 5.75% Series A Mandatory Convertible Preferred Stock to shares of common stock since it would have been antidilutive. As a result, in the calculations of diluted EPS the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded during the three and nine months ended September 30, 2022 of $14 million and $43 million, respectively, and three and nine months ended September 30, 2021 of $14 million and $30 million, respectively, are deducted from net earnings from continuing operations and net earnings, as applicable.

7

Q3 2022 EARNINGS – FINANCIAL STATEMENTS PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited; in millions, except per share amounts) At At September 30, 2022 December 31, 2021 ASSETS Current Assets: Cash and cash equivalents $ 3,383 $ 6,267 Receivables, net 6,588 6,984 Programming and other inventory 1,492 1,504 Prepaid expenses and other current assets 1,263 1,176 Current assets of discontinued operations 798 745 Total current assets 13,524 16,676 Property and equipment, net 1,700 1,736 Programming and other inventory 15,449 13,358 Goodwill 16,426 16,584 Intangible assets, net 2,716 2,772 Operating lease assets 1,482 1,630 Deferred income tax assets, net 1,254 1,206 Other assets 3,929 3,824 Assets held for sale — 19 Assets of discontinued operations 807 815 Total Assets $ 57,287 $ 58,620 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 943 $ 800 Accrued expenses 2,071 2,323 Participants’ share and royalties payable 2,618 2,159 Accrued programming and production costs 1,837 1,342 Deferred revenues 796 1,091 Debt 196 11 Other current liabilities 1,331 1,182 Current liabilities of discontinued operations 534 571 Total current liabilities 10,326 9,479 Long-term debt 15,638 17,698 Participants’ share and royalties payable 1,436 1,244 Pension and postretirement benefit obligations 1,844 1,946 Deferred income tax liabilities, net 1,037 1,063 Operating lease liabilities 1,468 1,598 Program rights obligations 375 404 Other liabilities 1,727 1,898 Liabilities of discontinued operations 203 213 Redeemable noncontrolling interest 94 107 Commitments and contingencies Paramount stockholders’ equity: 5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share; 25 shares authorized and 10 shares issued (2022 and 2021) — — Class A Common Stock, par value $.001 per share; 55 shares authorized; 41 shares issued (2022 and 2021) — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,111 (2022) and 1,110 (2021) shares issued 1 1 Additional paid-in capital 33,034 32,918 Treasury stock, at cost; 503 (2022 and 2021) Class B shares (22,958) (22,958) Retained earnings 14,889 14,343 Accumulated other comprehensive loss (2,319) (1,902) Total Paramount stockholders’ equity 22,647 22,402 Noncontrolling interests 492 568 Total Equity 23,139 22,970 Total Liabilities and Equity $ 57,287 $ 58,620 8

Q3 2022 EARNINGS – FINANCIAL STATEMENTS PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Nine Months Ended September 30 2022 2021 Operating Activities: Net earnings (Paramount and noncontrolling interests) $ 1,105 $ 2,523 Less: Net earnings from discontinued operations, net of tax 181 126 Net earnings from continuing operations 924 2,397 Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations: Depreciation and amortization 282 289 Deferred tax benefit (42) (21) Stock-based compensation 127 154 Net gain on dispositions (56) (116) (Gains) losses from investments 9 (47) Loss on extinguishment of debt 120 128 Equity in loss of investee companies, net of tax 124 80 Change in assets and liabilities (1,269) (1,336) Net cash flow provided by operating activities from continuing operations 219 1,528 Net cash flow provided by operating activities from discontinued operations 107 124 Net cash flow provided by operating activities 326 1,652 Investing Activities: Investments (189) (147) Capital expenditures (228) (231) Acquisitions, net of cash acquired — (27) Proceeds from dispositions 38 418 Other investing activities (1) (26) Net cash flow used for investing activities from continuing operations (380) (13) Net cash flow used for investing activities from discontinued operations (3) (3) Net cash flow used for investing activities (383) (16) Financing Activities: Proceeds from issuance of debt 1,114 48 Repayment of debt (3,123) (2,220) Dividends paid on preferred stock (43) (15) Dividends paid on common stock (471) (458) Proceeds from issuance of preferred stock — 983 Proceeds from issuance of common stock — 1,672 Payment of payroll taxes in lieu of issuing shares for stock-based compensation (14) (55) Proceeds from exercise of stock options — 408 Payments to noncontrolling interests (106) (215) Other financing activities (38) (47) Net cash flow (used for) provided by financing activities (2,681) 101 Effect of exchange rate changes on cash and cash equivalents (146) (30) Net (decrease) increase in cash, cash equivalents and restricted cash (2,884) 1,707 Cash, cash equivalents and restricted cash at beginning of year (includes $135 (2021) of restricted cash) 6,267 3,119 Cash, cash equivalents and restricted cash at end of period (includes $3 (2021) of restricted cash) $ 3,383 $ 4,826 9

Q3 2022 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the three and nine months ended September 30, 2022 and 2021 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Paramount, and adjusted diluted EPS from continuing operations (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating (FBI) income, earnings(NCIS)from continuing operations before income taxes, provision/benefit for income taxes, net earnings from continuing operations attributable to Paramount or diluted EPS from continuing operations, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. Three Months Ended Nine Months Ended September 30 September 30 2022 2021 2022 2021 Operating income (GAAP) $ 566 $ 879 $ 2,160 $ 3,633 Depreciation and amortization 92 95 282 289 Restructuring and other corporate matters (a) 169 46 276 81 Net gain on dispositions (a) (41) — (56) (116) Adjusted OIBDA (Non-GAAP) $ 786 $ 1,020 $ 2,662 $ 3,887 (a) See notes on the following tables for additional information on items affecting comparability.

Q3 2022 EARNINGS – Supplemental Disclosures

Paramount

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30, 2022			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 323	$ (101)	$ 153	$ .21
Items affecting comparability:				
Restructuring and other corporate matters (a)	169	(38)	131	.20
Gain on dispositions (b)	(41)	10	(31)	(.05)
Loss from investments (c)	9	(1)	8	.01
Discrete tax items (d)	—	9	9	.02
Adjusted OIBDA (Non-GAAP)	$ 460	$ (121)	$ 270	$ .39

(a) Comprised of charges of $85 million for restructuring, consisting of severance costs associated with changes in management following the realignment of our operating segments and lease impairments; $77 million associated with litigation described under *Legal Matters—Stockholder Matters* in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022; and $7 million related to the suspension of operations in Russia.

(b) Reflects a gain recognized upon the contribution of certain assets of Paramount+ in Denmark, Finland, Norway and Sweden (the "Nordics") to SkyShowtime, our streaming joint venture with Comcast ("SkyShowtime").

(c) Reflects a loss on the sale of a 37.5% interest in The CW and an impairment of an investment.

(d) Primarily reflects discrete tax provisions realized in connection with the filing of our tax returns in international jurisdictions and from the transfer of subsidiaries in connection with a reorganization of our international operations.

	Three Months Ended September 30, 2021			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 616	$ (120)	$ 465	$ .69
Items affecting comparability:				
Restructuring and other corporate matters (a)	46	(12)	34	.05
Loss from investments (b)	5	(1)	4	.01
Pension settlement charges (c)	10	(2)	8	.01
Discrete tax items	—	(1)	(1)	—
Adjusted OIBDA (Non-GAAP)	$ 677	$ (136)	$ 510	$ .76

(a) Reflects severance costs associated with changes in management at certain of our businesses.

(b) Reflects the change in fair value of an investment that was sold during the third quarter of 2021.

(c) Reflects the accelerated recognition of a portion of the unamortized actuarial losses due to the volume of lump sum benefit payments in one of our pension plans.

11

Q3 2022 EARNINGS – Supplemental Disclosures

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)
(Unaudited; in millions, except per share amounts)

	Nine Months Ended September 30, 2022			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 1,312	$ (264)	$ 902	$ 1.32
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	276	(62)	214	.33
Gain on dispositions [(b)]	(56)	14	(42)	(.06)
Loss from investments [(c)]	9	(1)	8	.01
Loss on extinguishment of debt	120	(28)	92	.14
Discrete tax items	—	(72)	(72)	(.11)
Adjusted OIBDA (Non-GAAP)	$ 1,661	$ (413)	$ 1,102	$ 1.63

(a) Comprised of charges of $113 million for restructuring, consisting of severance costs associated with changes in management following the realignment of our operating segments and lease impairments; $117 million associated with litigation described under *Legal Matters—Stockholder Matters* in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022; and $46 million recorded following Russia's invasion of Ukraine in the first quarter of 2022, principally to reserve against amounts due from counterparties in Russia, Belarus and Ukraine.

(b) Reflects a $41 million gain recognized upon the contribution of certain assets of Paramount+ in the Nordics to SkyShowtime as well as gains totaling $15 million from the sale of international intangible assets and a working capital adjustment to the gain from the fourth quarter 2021 sale of CBS Studio Center.

(c) Reflects a loss on the sale of a 37.5% interest in The CW and an impairment of an investment.

(d) Primarily reflects a deferred tax benefit resulting from the transfer of intangible assets between our subsidiaries in connection with a reorganization of our international operations.

	Nine Months Ended September 30, 2021			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 2,789	$ (312)	$ 2,359	$ 3.62
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	81	(20)	61	.10
Net gain on dispositions [(b)]	(116)	27	(89)	(.14)
Loss on extinguishment of debt	128	(30)	98	.15
Gains from investments [(c)]	(47)	11	(36)	(.06)
Pension settlement charges [(d)]	10	(2)	8	.01
Discrete tax items [(e)]	—	(290)	(290)	(.45)
Adjusted OIBDA (Non-GAAP)	$ 2,845	$ (616)	$ 2,111	$ 3.23

(a) Reflects severance costs associated with changes in management at certain of our businesses and the impairment of lease assets in connection with cost transformation initiatives related to the merger of Viacom Inc. with and into CBS Corporation.

(b) Primarily reflects a gain on the sale of a noncore trademark licensing operation.

(c) Reflects a gain of $37 million on the sale of an investment and an increase in the fair value of an investment which was sold during the third quarter of 2021.

(d) Reflects the accelerated recognition of a portion of the unamortized actuarial losses due to the volume of lump sum benefit payments in one of our pension plans.

(e) Primarily reflects a benefit of $260 million to remeasure our UK net deferred income tax asset as a result of the enactment in the second quarter of 2021 of an increase in the UK corporate income tax rate from 19% to 25% beginning April 1, 2023, as well as a net tax benefit in connection with the settlement of income tax audits.

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